Exhibit 5.1 Form of Attorney Opinion and Consent

The McGeary Law Firm, P.C.

1600 Airport Fwy., Suite 300

Bedford, Texas 76022

(817)-282-5885 phone

(817)-282-5886 fax

July 25, 2017

Board of Directors

Unicobe Corp.

Serdike 17A, ap. 37

Sofia, Bulgaria, 1000

Re:         Unicobe Corp. Registration Statement on Form S-1

I have been requested to issue my opinion as to the legal status of 1,500,000 common shares of Unicobe Corp. (the “Company”) which are being registered on Form S-1 (“Registration Statement” the Securities Act of 1933, as amended (the “Act”) for sale by the Company. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

I have, regarding that request, examined the Articles of Incorporation and By-laws of the Company, form subscription agreement, a draft of the proposed amended Registration Statement, and reviewed other documents and conducted other investigations as I have deemed necessary and appropriate to establish a basis for the opinions set forth herein.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons who have signed such documents, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing matters discussed below, after having given due regard to such issues of law as I deemed relevant, and assuming that (i) the Registration Statement (and any amendments thereto) is declared effective and remains effective, and the Prospectus which is part thereof, and the Prospectus delivery requirements with respect thereto, are complied with and the Company fulfills all of the requirements of the Act, throughout all of the periods relevant to this opinion (including the requirements of Section 10(a)(3) of the Act); (ii) all offers and sales of the Shares are made in a manner complying with the terms of the Registration Statement and the Act; (iii) Subscription Agreements in the form of exhibit 99.1 to the Registration Statement (as amended and supplemented from time to time) have been duly executed and delivered by the various investors and the Company; and (iv) all offers and sales of the Shares are made in compliance with the securities laws of the states having jurisdiction thereto, I am of the opinion that the Shares, when offered, issued and paid for as described in the Registration Statement and Prospectus and pursuant to the Subscription Agreements, will be validly issued, fully paid and non-assessable. This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement.

I have also assumed that at the time of issuance and sale, the Company will receive the full amount of the consideration for which the Board authorized the issuance of the Shares; the Company will issue a share certificate or certificates to each purchaser of the Shares certifying the number of Shares held by such purchaser, or such Shares will be registered by book entry registration in the name of such purchaser, if un-certificated; and that the Company has complied, and will comply, with all securities laws and regulations and “blue sky” laws applicable to the issuance of the Shares.  I express no opinion as to the enforceability of the Subscription Agreements.  I express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision.  Our opinion is rendered as of the date hereof, and I assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

I express no opinion as to the laws of any state or jurisdiction other than the laws governing corporations of the State of Nevada (including applicable provisions of the Nevada Constitution and reported judicial decisions interpreting such Law and such Constitution) and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

I have acted as special counsel to the Company only in connection with this opinion letter, and my engagement is limited and there may exist matters of a legal nature about which I have not been consulted.  My opinion is expressly limited to the matters set forth above, and I render no opinion, whether by implication or otherwise, as to any other matters other than those described above, relating to the Company, the Shares or the Registration Statement.

This opinion is being delivered and is intended for use solely regarding the transactions contemplated by the Registration Statement. I assume no duty to communicate to you with respect to any matter which comes to our attention after the effective date of the Registration Statement or any changes in law that may thereafter occur.

CONSENT

I  hereby  consent  to  the  use  of  this  opinion  as an  exhibit  to the Registration Statement and in any amendment thereto, and further consent to statements made therein regarding our firm and use of our name under the heading "Interests of Named Experts and Counsel " in the Prospectus constituting a part of such Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Aaron D. McGeary_______

Aaron D. McGeary